Incorporation Number 0437400

Translation of Name (if any) _____________________________________

Effective as of June 17,2005

PROVINCE OF BRITISH COLUMBIA

BUSINESS CORPORATIONS ACT

ARTICLES

OF

ELEPHANT & CASTLE GROUP INC.

_______________________________________________________________________________________

Fasken Martineau DuMoulin LLP
Barristers & Solicitors
Canada
_______________________________________________________________________________________

PROVINCE OF BRITISH COLUMBIA

BUSINESS CORPORATIONS ACT

ARTICLES
OF
ELEPHANT & CASTLE GROUP INC.
(the "Companyn)

Incorporation Number 0437400

Translation of Name (if any) _____________________________________________

PART 1
INTERPRETATION

1.1    Definitions. Without limiting Article 1.2, in these articles, unless the context requires otherwise:

"adjourned meeting" means the meeting to which a meeting is adjourned under Articles 11.8 or 11.12;

"board", "board of directors" and "directors" mean the directors or sole director of the Company for the time being and include a committee or other delegate, direct or indirect, of the directors or director;

"Business Corporations Act" means the Business Corporations Act, S.B.C. 2002, c.57 as amended, restated or replaced from time to time, and includes its regulations;

"Interpretation Act" means the Interpretation Act, R.S.B.C. 1996, c. 238;

"legal personal representative"means the personal or other legal representative of the shareholder;

"seal" means the seal of the Company, if any.

1.2    Business Corporations Act Definitions Apply. The definitions in the Business Corporations Act apply to these articles.

1.3    Interpretation Act Applies. The Interpretation Act applies to the interpretation of these articles as if these articles were an enactment.

1.4    Conflict in Definitions. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these articles.

1.5    Conflict Between Articles and Legislation. If there is a conflict between these articles and the Business Corporations Act, the Business Corporations Act will prevail.

PART 2
SHARES AND SHARE CERTIFICATES

2.1    Authorized Share Structure. The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2    Form of Share Certificate. Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3    Right to Share Certificate or Acknowledgement. Each shareholder is entitled, without charge, to:

(a)	one certificate representing the share or shares of each class or series of shares registered in the shareholder's name; or

(b)	a non-transferable written acknowledgment of the shareholder's right to obtain such a share certificate,

provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgement and delivery of a share certificate or acknowledgment for a share to one of several joint shareholders or to one of the shareholders' duly authorized agents will be sufficient delivery to all. The Company may refuse to register more than three persons as joint holders of a share.

2.4    Sending of Share Certificate. Any share certificate or non-transferable written acknowledgment of the shareholder's right to obtain such a share certificate to which a shareholder is entitled may be sent to the shareholder by mail at the shareholders' registered address, and neither the Company nor any agent is liable for any loss to the shareholder because the share certificate or acknowledgment sent is lost in the mail or stolen.

2.5    Replacement of Worn Out or Defaced Certificate. If the board of directors, or any officer or agent designated by the directors, is satisfied that a share certificate is worn out or defaced, they must, on production to them of the certificate and on such other terms, if any, as they think fit:

(a)	order the certificate to be cancelled; and

(b)	issue a replacement share certificate.

2.6    Replacement of Lost, Stolen or Destroyed Certificate. If a share certificate is lost, stolen or destroyed, a replacement share certificate must be issued to the person entitled to that certificate if the board of directors, or any officer or agent designated by the directors, receives:

(a)	proof satisfactory to them that the certificate is lost, stolen or destroyed; and

(b)	any indemnity the board of directors, or any officer or agent designated by the directors, considers adequate.

2.7    Splitting Share Certificates. If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder's name two or more certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Company must cancel the surrendered certificate and issue replacement share certificates in accordance with that request. The Company may refuse to issue a certificate with respect to a fiaction of a share.

2.8    Certificate Fee. There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.9    Recognition of Trusts. Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

PART 3
ISSUE OF SHARES

3.1    Directors Authorized to Issue Shares. Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the directors may issue, allot, sell or otherwise dispose of the unissued shares, and previously issued shares that are subject to reissuance or held by the Company, whether with par value or without par value, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares may be issued) that the directors, in their absolute discretion, may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2    Commissions and Discounts. The directors may, at any time, authorize the Company to pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company fiom the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3    Brokerage. The directors may authorize the Company to pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4    Conditions of Issue. Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is hlly paid when:

(a)	consideration is provided to the Company for the issue of the share by one or more of the following:

	(i)	past services performed for the Company;

	(ii)	property; or

	(iii)	money; and

(b)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5    Warrants, Options and Rights. Subject to the Business Corporations Act, the Company may issue warrants, options and rights upon such terms and conditions as the directors determine, which warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

3.6    Fractional Shares. A person holding a fractional share does not have, in relation to the fractional share, the rights of a shareholder in proportion to the fraction of the share held.

PART 4
SHARE REGISTERS

4.1    Central Securities Register. As required by and subject to the Business Corporations Act, the Company must maintain in British Columbia a central securities register.

4.2    Branch Registers. In addition to the central securities register, the Company may maintain branch securities registers.

4.3    Appointment of Agents. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register and any branch securities registers. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.4    Closing Register. The Company must not at any time close its central securities register.

PART 5
SHARE TRANSFERS

5.1    Recording or Registering Transfer. Except to the extent that the Business Corporations Act otherwise provides, a kansfer of a share of the Company must not be recorded or registered unless:

(a)	a duly signed instrument of transfer in respect of the share has been received by the Company;

(b)	if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and

(c)

if a non-transferable written acknowledgment of the shareholder's right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment has been surrendered to the Company.

5.2    Form of Instrument of Transfer. The instrument of transfer in respect of any share of the Company must be either in he form, if any, on the back of the Company's share certificates or in any other form that may be approved by the directors from :ime to time.

5.3    Transferor Remains Shareholder. Except to the extent that the Business Corporations Act otherwise provides, the ransferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of .he Company in respect of the transfer.

5.4    Signing of Instrument of Transfer. If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer, or, if no number is specified, all the shares represented by share certificates deposited with the instrument of transfer:

(a)	in the name of the person named as transferee in that instrument of transfer; or

(b)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the share certificate is deposited for the purpose of having the transfer registered.

5.5    Enquiry as to Title Not Required. Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.6    Transfer Fee. There must be paid to the Company, in relation to the registration of any transfer, the amount determined by the directors.

PART 6
TRANSMISSION OF SHARES

6.1    Legal Personal Representative Recognized on Death. In the case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder's interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2    Rights of Legal Personal Representative. The legal personal representative has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.

PART 7
PURCHASE OF SHARES

7.1    Company Authorized to Purchase Shares. Subject to the special rights and restrictions attached to any class or series of shares and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and on the terms specified in such resolution.

7.2    Purchase When Insolvent. The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(a)	the Company is insolvent; or

(b)	making the payment or providing the consideration would render the Company insolvent.

7.3    Sale and Voting of Purchased Shares. If the Company retains a share redeemed, purchased or otherwise acquired by it, :he Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(a)	is not entitled to vote the share at a meeting of its shareholders;

(b)	must not pay a dividend in respect of the share; and

(c)	must not make any other distribution in respect of the share.

PART 8
BORROWING POWERS

8.1    Powers of Directors. The Company, if authorized by the directors, may fiom time to time:

(a)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that the directors consider appropriate;

(b)	issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person;

(c)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(d)	mortgage or charge, whether by way of specific or floating charge, or give other security on the whole or any part of the present and future undertaking of the Company.

8.2    Terms of Debt Instruments. Any bonds, debentures or other debt obligations of the Company may be issued at a discount, premium or otherwise, and with any special privileges on the redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at general meetings of the Company, appointment of directors or otherwise, and may by their terms be assignable fiee fiom any equities between the Company and the person to whom they were issued or any subsequent holder, all as the directors may determine.

8.3    Delegation by Directors. For greater certainty, the powers of the directors under this Part 8 may be exercised by a committee or other delegate, direct or indirect, of the board authorized to exercise such powers.

PART 9
ALTERATIONS

9.1    Alteration of Authorized Share Structure. Subject to Article 9.2 and the Business Corporations Act, the Company may by special resolution:

(a)	create one or more classes or series of shares or, if none of the shares of a class or series of shares is allotted or issued, eliminate that class or series of shares;

(b)

increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(d)	if the Company is authorized to issue shares of a class of shares with par value:

(i) decrease the par value of those shares; or

(ii) if none of the shares of that class of shares is allotted or issued, increase the par value of those shares;

(e)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(f)	alter the identifying name of any of its shares; or

(g)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

9.2    Special Rights and Restrictions. Subject to the Business Corporations Act, the Company may by special resolution:

(a)

create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(b)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

9.3    Change of Name. The Company may by special resolution authorize an alteration of its Notice of Articles in order to change its name.

9.4    Alterations to Articles. If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by special resolution alter these Articles.

9.5    Alterations to Notice of Articles. If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by special resolution alter its Notice of Articles.

PART 10
MEETINGS OF SHAREHOLDERS

10.1   Annual General Meetings. Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such date, time and location as may be determined by the directors.

10.2   Resolution Instead of Annual General Meeting. If all of the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company's annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3   Calling of Shareholder Meetings. The directors may, whenever they think fit, call a meeting of shareholders.

10.4   Location of Shareholder Meetings. The directors may, by director's resolution, approve a location outside of British Columbia for the holding of a meeting of shareholders.

10.5   Notice for Meetings of Shareholders. The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)	if and for so long as the Company is a public company, 21 days; and

(b)	otherwise, 10 days.

10.6   Record Date for Notice. The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a)	if and for so long as the Company is a public company, 21 days; and

(b)	otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7   Record Date for Voting. The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.8   Failure to Give Notice and Waiver of Notice. The accidental omission to send notice of any meeting to, or the non- receipt of any notice by, any of the persons entitled to receive notice does not invalidate any proceedings at that meeting. Any person entitled to receive notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.9   Notice of Special Business at Meetings of Shareholders. If a meeting of shareholders is to consider special business within the meaning of Article 1 1.1, the notice of meeting must:

(a)	state the general nature of the special business; and

(b)

if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

	(i)	at the Company's records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

	(ii)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

PART 11
PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1   Special Business. At a meeting of shareholders, the following business is special business:

(a)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(b)	at an annual general meeting, all business is special business except for the following:

	(i)	business relating to the conduct of, or voting at, the meeting;

	(ii)	consideration of any financial statements of the Company presented to the meeting;

	(iii)	consideration of any reports of the directors or auditor;

	(iv)	the setting or changing of the number of directors;

	(v)	the election or appointment of directors;

	(vi)	the appointment of an auditor;

	(vii)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution; and

	(viii)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2   Special Majority. The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3   Quorum. Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 10% of the issued shares entitled to be voted at the meeting. If there is only one shareholder the quorum is one person present and being, or representing by proxy, such shareholder.

11.4   One Shareholder May Constitute Quorum. If there is only one shareholder entitled to vote at a meeting of shareholders:

(a)	the quorum is one person who is, or who represents by proxy, that shareholder; and

(b)	that shareholder, present in person or by proxy, may constitute the meeting.

11.5   Meetings by Telephone or Other Communications Medium. A shareholder or proxy holder who is entitled to participate in, including vote at, a meeting of shareholders may participate in person or by telephone or other communications medium if all shareholders and proxy holders participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A shareholder who participates in a meeting in a manner contemplated by this Article 11.5 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner. Nothing in this Article 11.5 obligates the Company to take any action or provide any facility to permit or facilitate the use of any communications mediums at a meeting of shareholders.

11.6   Other Persons May Attend. The directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum, and is not entitled to vote at the meeting, unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.7   Requirement of Quorum. No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting.

11.8   Lack of Quorum. If, within one-half hour fi-om the time set for the holding of a meeting of shareholders, a quorum is not present:

(a)	in the case of a general meeting convened by requisition of shareholders, the meeting is dissolved; and

(b)

in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place, or at such other date, time or location as the chair specifies on the adjournment.

11.9   Lack of Quorum at Succeeding Meeting. If, at the meeting to which the first meeting referred to in Article 1 1.8(b) was adjourned, a quorum is not present within one-half hour fi-om the time set for the holding of the meeting the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.10  Chair. The following individual is entitled to preside as chair at a meeting of shareholders:

(a)	the chair of the board, if any; and

(b)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

11.11  Selection of Alternate Chair. If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.12  Adjournments. The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting bom time to time and fi-om place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting fiom which the adjournment took place.

11.13  Notice of Adjourned Meeting. It is not necessary to give any notice of an adjourned meeting or of the business to be hansacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the 3djourned meeting must be given as in the case of the original meeting.

11.14  Decisions by Show of Hands or Poll. Subject to the Business Corporations Act, every motion put to a vote at a meeting 3f shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of lands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.15  Declaration of Result. The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes 3f the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.4, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.16  Motion Need Not Be Seconded. No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.17  Casting Vote. In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.18  Manner of Taking a Poll. Subject to Article 11.19, if a poll is duly demanded at a meeting of shareholders:

(a)	the poll must be taken:

(i) at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(ii) in the manner, at the time and at the place that the chair of the meeting directs;

(b)	the result of the poll is deemed to be a resolution of and passed at the meeting at which the poll is demanded; and

(c)	the demand for the poll may be withdrawn by the person who demanded it.

11.19  Demand for a Poll on Adjournment. A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.20  Chair Must Resolve Dispute. In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.21  Casting of Votes. On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.22  Demand for Poll. No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.23  Demand for a Poll Not to Prevent Continuation of Meeting. The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.24  Retention of Ballots and Proxies. The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during statutory business hours by any shareholder or proxy holder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

PART 12
VOTES OF SHAREHOLDERS

12.1   Number of Votes by Shareholder or by Shares. Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint registered holders of shares under Article 12.3:

(a)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote at the meeting has one vote, and

(b)

on a poll, every shareholder entitled to vote has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2   Votes of Persons in Representative Capacity. A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is the legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3   Votes by Joint Shareholders. If there are joint shareholders registered in respect of any share:

(a)	any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)

if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, than only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4   Legal Personal Representatives as Joint Shareholders. Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

12.5   Representative of a Corporate Shareholder. If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)	for that purpose, the instrument appointing a representative must:

(i)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt or proxies or, if no number is specified, two days before the day set for the holding of the meeting; or

	(ii)	be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting; and

(b)	if a representative is appointed under this Article 12.5:

(i)

the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

	(ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6   Proxy Provisions Do Not Apply to All Companies. Articles 12.7 to 12.15 do not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.

12.7   Appointment of Proxy Holder. Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8   Alternate Proxy Holders. A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9   When Proxy Holder Need Not Be Shareholder. A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(a)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(b)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or

(c)

the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

12.10  Deposit of Proxy. A proxy for a meeting of shareholders must:

(a)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(b)	unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11  Validity of Proxy Vote. A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	by the chair of the meeting, before the vote is taken.

12.12  Form of Proxy. A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[Name of Company]
(the "Company")

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy is given in respect of all shares registered in the name of the shareholder): ____________________________

Signed this __________day of _______________________,__________________

______________________________
Signature of shareholder

______________________________
Name of shareholder-printed

12.13  Revocation of Proxy. Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:

(a)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	provided, at the meeting, to the chair of the meeting.

12.14  Revocation of Proxy Must Be Signed. An instrument referred to in Article 12.13 must be signed as follows:

(a)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy; or

(b)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15 Production of Evidence of Authority to Vote. The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

PART 13
DIRECTORS

13.1   Number of Directors. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(a)	if the Company is a public company, the greater of three and the most recently set of

	(i)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

	(ii)	the number of directors set under Article 14.4;

(b)	if the Company is not a public company, the most recently set of

	(i)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

	(ii)	the number of directors set under Article 14.4.

13.2   Change in Number of Directors. If the number of directors is set under Articles 13.l(a)(i) or 13.l(b)(i):

(a)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(b)

if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3   Directors' Acts Valid Despite Vacancy. An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4   Qualifications of Directors. A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5   Remuneration of Directors. The directors are entitled to the remuneration for acting as directors, if any, as the directors may fiom time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6   Reimbursement of Expenses of Directors. The Company must reimburse each director for the reasonable expenses that he or she may incur in his or her capacity as director in and about the business of the Company.

13.7   Special Remuneration for Directors. If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company's business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8   Gratuity, Pension or Allowance on Retirement of Director. Unless otherwise determined by ordinary resolution, the directors may authorize the Company to pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

PART 14
ELECTION AND REMOVAL OF DIRECTORS

14.1   Election at Annual General Meeting. At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(a)

the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(b)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (a), but are eligible for re-election or re-appointment.

14.2   Consent to be a Director. No election, appointment or designation of an individual as a director is valid unless:

(a)	that individual consents to be a director in the manner provided for in the Business Corporations Act; or

(b)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refise, at the meeting, to be a director.

14.3   Failure to Elect or Appoint Directors. If

(a)

the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(b)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of

(c)	the date on which his or her successor is elected or appointed; and

(d)	the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4   Places of Retiring Directors Not Filled. If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5   Directors May Fill Casual Vacancies. Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6   Remaining Directors Power to Act. The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7   Shareholders May Fill Vacancies. If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8   Additional Directors. Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(a)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.l(a), but is eligible for re-election or re-appointment.

14.9   Ceasing to be a Director. A director ceases to be a director when:

(a)	the term of office of the director expires;

(b)	the director dies;

(c)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(d)	the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10  Removal of Director by Shareholders. The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11  Removal of Director by Directors. The directors may remove any director before the expiration of his or her term of office if the,director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

PART 15
POWERS AND DUTIES OF DIRECTORS

15.1   Powers of Management. The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

15.2   Appointment of Attorney of Company. The directors exclusively may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

PART 16
DISCLOSURE OF INTEREST OF DIRECTORS

16.1   Obligation to Account for Profits. A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction mly if and to the extent provided in the Business Corporations Act.

16.2   Restrictions on Voting by Reason of Interest. A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors' resolution to approve that contract Ir transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those lirectors may vote on such resolution.

16.3   Interested Director Counted in Quorum. A director who holds a disclosable interest in a contract or transaction into ~vhich the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or ransaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all )f the resolutions considered at the meeting.

16.4   Disclosure of Conflict of Interest or Property. A director or senior officer who holds any ofice or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual's duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

16.5   Director Holding Other Office in the Company. A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

16.6   No Disqualification. No director or intended director is disqualified by his or her office fi-om contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

16.7   Professional Services by Director or Officer. Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

16.8   Director or Officer in Other Corporations. A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or fi-om his or her interest in, such other person.

PART 17
PROCEEDINGS OF DIRECTORS

17.1   Meetings of Directors. The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the board held at regular intervals may be held at the place, at the time and on the notice, if any, that the board may by resolution from time to time determine.

17.2   Voting at Meetings. Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

17.3   Chair of Meetings. Meetings of directors are to be chaired by:

(a)	the chair of the board, if any;

(b)	in the absence of the chair of the board, the president, if any, if the president is a director; or

(c)	any other director chosen by the directors if:

	(i)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

	(ii)	neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

	(iii)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

17.4   Meetings by Telephone or Other Communications Medium. A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone or other communications medium if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 17.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

17.5   Calling of Meetings. A director may, and the secretary or an assistant secretary, if any, on the request of a director must, call a meeting of the directors at any time.

17.6   Notice of Meetings. Other than for meetings held at regular intervals as determined by the directors pursuant to Article 17.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 23.1 or orally or by telephone.

17.7   When Notice Not Required. It is not necessary to give notice of a meeting of the directors to a director if:

(a)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed or is the meeting of the directors at which that director is appointed; or

(b)	the director has waived notice of the meeting.

17.8   Meeting Valid Despite Failure to Give Notice. The accidental omission to give notice of any meeting of directors to any director, or the non-receipt of any notice by any director, does not invalidate any proceedings at that meeting.

17.9   Waiver of Notice of Meetings. Any director may file with the Company a document signed by the director waiving notice of any past, present or future meeting of the directors and may at any time withdraw that waiver with respect to meetings of the directors held after that withdrawal. After sending a waiver with respect to all future meetings of the directors, and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.

17.10  Quorum. The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at a majority of the directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

17.11  Validity of Acts Where Appointment Defective. Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

17.12  Consent Resolutions in Writing. A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it, whether by signed document, fax, email or any other method of transmitting legibly recorded messages, is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held. Such resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution or, if no date is stated in the resolution, on the latest date stated on any counterpart. A resolution of the directors or of any committee of the directors passed in accordance with this Article 17.12 is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

PART 18
EXECUTIVE AND OTHER COMMITTEES

18.1   Appointment and Powers of Executive Committee. The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors' powers, except:

(a)	the power to fill vacancies in the board of directors;

(b)	the power to remove a director;

(c)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)	such other powers, if any, as may be set out in the resolution or any subsequent directors' resolution.

18.2   Appointment and Powers of Other Committees. The directors may, by resolution,

(a)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(b)	delegate to a committee appointed under paragraph (a) any of the directors' powers, except:

(i)	the power to fill vacancies in the board of directors;

(ii)	the power to remove a director;

(iii)	the power to change the membership of, or fill vacancies in, any committee of the board, and

(iv)	the power to appoint or remove officers appointed by the board; and

(c)	make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution.

18.3   Obligations of Committee. Any committee appointed under Articles 18.1 or 18.2, in the exercise of the powers delegated to it, must

(a)	conform to any rules that may fiom time to time be imposed on it by the directors; and

(b)	report every act or thing done in exercise of those powers as the directors may require.

18.4   Powers of Board. The directors may, at any time, with respect to a committee appointed under Articles 18.1 or 18.2:

(a)	revoke or alter the authority given to a committee, or override a decision made by a committee, except as to acts done before such revocation, alteration or overriding;

(b)	terminate the appointment of, or change the membership of, a committee; and

(c)	fill vacancies on a committee.

18.5   Committee Meetings. Subject to Article 18.3(a) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 18.1 or 18.2:

(a)	the committee may meet and adjourn as it thinks proper;

(b)

the committee may elect a chair of its meetings but, if no chair of the meeting is elected, or if at any meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)	a majority of the members of a directors' committee constitutes a quorum of the committee; and

(d)

questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting has no second or casting vote.

PART 19
OFFICERS

19.1   Appointment of Officers. The directors may, fiom time to time, appoint such officers, if any, as the directors determine, md the directors may, at any time, terminate any such appointment.

19.2   Functions, Duties and Powers of Officers. The directors may, for each officer:

(a)	determine the functions and duties of the officer;

(b)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(c)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

19.3   Qualifications. No officer may be appointed unless that officer is qualified in accordance with the Business Corporations 4ct. One person may hold more than one position as an officer of the Company. Any officer need not be a director.

19.4   Remuneration. All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

PART 20
INDEMNIFICATION

20.1   Definitions. In this Part 20:

(a)	"eligible penalty" means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(b)

"eligible proceeding" means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director of the Company or an affiliate of the Company (an "eligible party") or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director of the Company or an affiliate of the Company:

	(i)	is or may be joined as a party; or

	(ii)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(c)	"expenses" has the meaning set out in the Business Corporations Act.

20.2   Mandatory Indemnification of Directors and Officers and Former Directors and Officers. Subject to the Business Corporations Act, the Company must indemnify and advance expenses of a director or officer or former director or officer of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 20.2.

20.3   Indemnification of Other Persons. Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

20.4   Non-Compliance with Business Corporations Act. The failure of a director or officer or former director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

20.5   Company May Purchase Insurance. The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(a)	is or was a director, officer, employee or agent of the Company;

(b)	is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(c)	at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(d)	at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.

PART 21
DIVIDENDS

21.1   Payment of Dividends Subject to Special Rights. The provisions of this Part 21 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

21.2   Declaration of Dividends. Subject to the Business Corporations Act, the directors may fiom time to time declare and authorize payment of such dividends as they may deem advisable.

21.3   No Notice Required. The directors need not give notice to any shareholder of any declaration under Article 21.2.

21.4   Record Date. The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

21.5   Manner of Paying Dividend. A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of paid up shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

21.6   Settlement of Difficulties. If any difficulty arises in regard to a distribution under Article 21.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(a)	set the value for distribution of specific assets;

(b)

determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(c)	vest any such specific assets in trustees for the persons entitled to the dividend.

21.7   When Dividend Payable. Any dividend may be made payable on such date as is fixed by the directors.

21.8   Dividends to be Paid in Accordance with Number of Shares. All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

21.9   Receipt by Joint Shareholders. If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

21.10  Dividend Bears No Interest. No dividend bears interest against the Company.

21.11  Fractional Dividends. If a dividend to which a shareholder is entitled includes a fi-action of the smallest monetary unit of the currency of the dividend, that fi-action may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

21.12  Payment of Dividends. Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

21.13  Capitalization of Surplus. Notwithstanding anything contained in these Articles, the directors may fi-om time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

PART 22
DOCUMENTS, RECORDS AND REPORTS

22.1   Recording of Financial Affairs. The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the provisions of the Business Corporations Act.

22.2   Inspection of Accounting Records. Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

22.3   Remuneration of Auditors. The remuneration of the auditors, if any, shall be set by the directors regardless of whether the auditor is appointed by the shareholders, by the directors or otherwise. For greater certainty, the directors may delegate to the audit committee or other committee the power to set the remuneration of the auditors.

PART 23
NOTICES

23.1   Method of Giving Notice. Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(a)	mail addressed to the person at the applicable address for that person as follows:

	(i)	for a record mailed to a shareholder, the shareholder's registered address;

(ii)

for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

	(iii)	in any other case, the mailing address of the intended recipient;

(b)	delivery at the applicable address for that person as follows, addressed to the person:

	(i)	for a record delivered to a shareholder, the shareholder's registered address;

(ii)

for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

	(iii)	in any other case, the delivery address of the intended recipient;

(c)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)

sending the record, or a link providing the intended recipient with immediate access to the record, by electronic communication to an address provided by the intended recipient for the sending of that record or records of that class;

(e)

sending the record by any method of transmitting legibly recorded messages, including without limitation by digital or magnetic medium, mechanical reproduction or graphic imaging, to an address provided by the intended recipient for the sending of that record or records of that class; or

(f)	physical delivery to the intended recipient.

23.2   Deemed Receipt. A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by electronic communication, on the day of transmittal thereof if given during statutory business hours on the day which statutory business hours next occur if not given during such hours on any day.

23.3   Certificate of Sending. A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 23.1, prepaid and mailed or otherwise sent as permitted by Article 23.1 is conclusive evidence of that fact.

23.4   Notice to Joint Shareholders. A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

23.5   Notice to Trustees. A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)	mailing the record, addressed to them:

	(i)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

	(ii)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b)

if an address referred to in paragraph (a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

PART 24
SEAL

24.1   Who May Attest Seal. Except as provided in Articles 24.2 and 24.3, the Company's seal, if any, must not be impressed on any record except when that impression is attested by the signature or signatures of

(a)	any two directors;

(b)	any officer, together with any director;

(c)	if the Company only has one director, that director; or

(d)	any one or more directors or officers or persons as may be determined by resolution of the directors.

24.2   Sealing Copies. For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.1, the impression of the seal may be attested by the signature of any director or officer.

24.3   Mechanical Reproduction of Seal. The directors may authorize the seal to be impressed by third parties on share ~ertificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To :nable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in lccordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or 3ther securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures 3r other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

PART 25
PROHIBITIONS

25.1   Definitions. In this Part 25:

(a)	"designated security" means:

(i)	a voting security of the Company;

(ii)

a security of the Company that is not a debt security and that carries a residual right to participate in the earnings of the Company or, on the liquidation or winding up of the Company, in its assets; or

(iii)	a security of the Company convertible, directly or indirectly, into a security described in paragraph (a) or (b);

(b)	"security" has the meaning assigned in the Securities Act (British Columbia);

(c)	"voting security" means a security of the Company that:

	(i)	is not a debt security, and

	(ii)	carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

25.2   Application. Article 25.3 does not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.

25.3   Consent Required for Transfer of Shares or Designated Securities. No share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

PART 26
SPECIAL RIGHTS AND RESTRICTIONS

26.1   Special Rights and Restrictions. The Preferred shares may, at any time or fiom time to time, be issued in one or more series, and the directors may, by resolution, determine the designation of the Preferred shares of each series and alter the Articles of the Company to create, define and attach special rights and restrictions to the Preferred shares of each series subject to the special rights and restrictions attached to the Preferred shares by this Part. A resolution of the directors under this section may only be passed prior to the issue of shares of the series to which the resolution relates.

PART 27
PREFERRED SHARES, SERIES A SPECIAL RIGHTS AND RESTRICTIONS.

27.1   Interpretation. For the purposes of Part 27 of these Articles:

"Act" means the British Columbia Business Corporations Act, as amended.

"Business Day" means any day on which commercial banks are open for business in Vancouver, British Columbia, other than a Saturday or a Sunday.

"Common Shares" means the common shares in the capital of the Company.

"Company" means Elephant & Castle Group Inc., a Company existing under the laws of British Columbia. "Company's Conversion Notice" has the meaning given thereto in Section 27.6(b)(ii) . "Conversion Date" has the meaning given thereto in Section 27.6@) . "Conversion Rights" has the meaning given thereto in Section 27.6@)(i) .

"Date of Issuance" means the date upon which the Preferred Shares, Series A, or a warrant for the purchase thereof, was issued.

"Directors"means the board of directors of the Company.

"Holder's Conversion Notice" has the meaning given thereto in Section 27.6(b)(i) .

"Indebtedness"means the Senior Notes and the Term Debt.

"Liquidity Event" means the sale of all or substantially all of the assets of the Company.

"Preferred Shares" means the Preferred Shares, Series A subject to the special rights and restrictions as described herein. "Redemption Date" has the meaning given thereto in Section 27.4(b) . "Redemption Notice" has the meaning given thereto in Section 27.4(b) . "Retraction Date" has the meaning given thereto in Section 27.5(a) . "Retraction Notice" has the meaning given thereto in Section 27.5(a) .

"Senior Notes" means the restated and amended senior secured 14% convertible notes in the aggregate principal amount of U.S.$4,203,879 million, maturing on December 18,2009 issued to GE Investment Private Placement Partners 11.

"Series A Conversion Rate" means three (3) Common Shares, subject to adjustment pursuant to Section 27.6(f) .

"Series A Redemption Amount" has the meaning given thereto in Section 27.4.

"Series A Redemption Price" means CDN$2.00, subject to adjustment pursuant to Section 27.6(f) .

"Term Debt" means the CDN$S million term loan advanced to the Company pursuant to a credit agreement with Crown Life Insurance Company.

27.2   Voting Rights. The holders of the Preferred Shares, Series A shall be entitled as such to receive notice of and to attend all meetings of the shareholders of the Company (except meetings at which only holders of another class or series of shares of the Company are required by law to vote separately as a class or series) and at each such meeting shall have that number of votes in person or by proxy for each Preferred Share, Series A held equal to the number of Common Shares into which such Preferred Shares, Series A may be converted at the Series A Conversion Rate.

27.3   Dividends.

(a)

The holder of the Preferred Shares, Series A, in priority to the holders of the Common Shares, shall be entitled to receive and the Company shall pay thereon, as and when declared by the Directors provided the Indebtedness has been repaid in full, fixed, cumulative cash dividends at the rate of 6% of the Series A Redemption Price per annum payable on the dates to be fixed from time to time by the Directors. The holders of the Preferred Shares, Series A shall not be entitled to any dividends other than or in excess of the fixed, cumulative, cash dividends provided for in this Section 27.3(a).

(b)

Within 180 days of the repayment in full of the Indebtedness by the Company, and thereafter annually, the Directors shall declare the dividend which has accrued (and has not been declared) on each outstanding Preferred Share, Series A to the date of such declaration.

(c)

Except with the consent in writing of the holders of all outstanding Preferred Shares, Series A, no dividends shall at any time be declared or paid on or set apart for payment on the Common Shares unless and until all unpaid dividends accrued on the outstanding Preferred Shares, Series A shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment of dividends on the Common Shares or on any such other shares.

27.4   Redemption.

(a)

Subject to the Act and provided that all dividends in respect of the outstanding Preferred Shares, Series A have been declared and paid or set apart for payment, the Company may redeem the whole or any part of the outstanding Preferred Shares, Series A on payment for each share to be redeemed of the Series A Redemption Price, together with all unpaid declared dividends thereon, which for such purpose shall be treated as accruing up to but excluding the date of such redemption, plus a premium of 10 percent of the Series A Redemption Price for each year or part thereof from the Date of Issuance of the Preferred Shares, Series A, to a maximum premium of 50 percent of the Series A Redemption Price (all such sums, collectively, the "Series A Redemption Amount").

(b)

Unless the holders of the Preferred Shares, Series A to be redeemed having waived notice of redemption, the Company shall give not less than 60 days' notice (the "Redemption Notice") in writing of the redemption of the Preferred Shares, Series A by mailing to each person who, at the date of such mailing, is a registered holder of shares to be redeemed or of warrants for the purchase thereof, a notice of the intention of the Company to redeem the Preferred Shares, Series A. Such notice shall be mailed by ordinary prepaid post addressed to the last address of such holder as it appears on the records of the Company or, in the event of the address of any such holder not appearing on the records of the Company, then to the last known address of such holder; provided, however, that accidental failure or omission to give any such notice to one or more of such holders shall not affect the validity of such redemption. Such notice shall set out the Series A Redemption Amount and the date on which redemption is to take place (the "Redemption Date") and, if part only of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed.

(c)

On or after the Redemption Date the Company shall pay or cause to be paid to or to the order of the registered holders of the Preferred Shares, Series A to be redeemed, those sums forming part of the aggregate Series A

Redemption Amount thereof on presentation and surrender of the certificates for the shares so called for redemption as such place or places as may be specified in such notice, and the certificates for such shares shall thereupon be cancelled, and the shares represented thereby shall thereupon be redeemed.

(d)

No partial redemption of the outstanding Preferred Shares, Series A may at any time be made except with the unanimous prior written consent of all holders of the Preferred Shares, Series A and the holders of any outstanding warrants for the purchase thereof. If a part only of the Preferred Shares, Series A represented by any certificate shall be redeemed, a new certificate for the balance shall be issued at the expense of the Company.

(e)

From and after the date specified for redemption in any such notice, the holders of the Preferred Shares, Series A called for redemption shall cease to be entitled to dividends and shall not be entitled to exercise any rights in respect thereof, except to receive the Series A Redemption Amount per share, unless payment of the Series A

Redemption Amount per share shall not be made by the Company in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unimpaired.

(f)

The Company shall have the right at any time after the mailing of any such notice of intention to redeem any Preferred Shares, Series A, to deposit the aggregate Series A Redemption Amount for the Preferred Shares, Series A represented by certificates which have not at the date of deposit been surrendered by the holders thereof in connection with such redemption, in a special account with any chartered bank or trust company in Canada named in such notice of redemption, such Series A Redemption Amount to be paid without interest to or to the order of the respective holders of such shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing such shares. Upon such deposit being made, the Preferred Shares, Series A in respect whereof such deposit shall have been made shall be deemed redeemed and the rights of the holders thereof, after such deposit, shall be limited to receiving, without interest, their proportionate part of the aggregate Series A Redemption Amount, so deposited against presentation and surrender of such certificates held by them respectively. Any interest allowed on any such deposit shall belong to the Company.

27.5   Retraction.

(a)

Commencing on the date which is 135 days following the close of the Company's second fiscal year after repayment in full by the Company of the Indebtedness (the "Retraction Period"), any holder of Preferred Shares, Series A, may, at the holder's option, upon giving at least 20 Business Days before the date specified for redemption (the "Retraction Date") to the Company at its Registered Office written notice thereof (the "Retraction Notice"), require the Company to redeem at any time the whole or from time to time any part of the Preferred Shares, Series A held by the holder by payment of the Series A Redemption Amount for each share to be redeemed. Within 20 Business Days of the commencement of the Retraction Period, the Company shall send a notice to all of the holders of the Preferred Shares, Series A and holders of outstanding warrants for the purchase thereof stating that the Retraction Period has commenced. The Retraction Notice shall set out the Retraction Date and if only part of the Preferred Shares, Series A held by such holder is to be redeemed, the number thereof so to be redeemed.

(b)

On the Retraction Date, the Company shall pay or cause to be paid to or to the order of to the registered holder of the Preferred Shares, Series A to be redeemed, the Series A Redemption Amount for each such share, on presentation and surrender at the Registered Office of the Company of the certificate(s) for such holder's Preferred Shares, Series A to be redeemed. Payment of sums forming part of the Series A Redemption Amount (less any amount required to be withheld by the Company) for the Preferred Shares, Series A to be redeemed shall be made by cheque payable to the holder thereof at par at any branch of the Company's bankers in Canada. Such cheque shall discharge all liability of the Company for the Series A Redemption Amount, to the extent of the amount represented thereby, unless such cheque is not paid on due presentation. Such Preferred Shares, Series A shall thereupon be deemed to be redeemed and shall be cancelled.

(c)

From and after the Retraction Date, the Preferred Shares, Series A so redeemed shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of the holders in respect thereof unless payment of the Series A Redemption Amount shall not be made upon presentation of certificate(s) in accordance with the foregoing provisions, in which case the rights of the holder shall remain unaffected.

(d)	If a part only of the shares represented by any certificate are redeemed, a new certificate for the balance shall be issued at the expense of the Company.

(e)

If a holder of Preferred Shares, Series A gives a Retraction Notice but fails to present the certificate(s) for such holder's Preferred Shares, Series A to be redeemed on the Retraction Date, the Retraction Notice given by such holder shall be null and void and the Company shall have no obligation to make the redemption called for in the Retraction Notice. Notwithstanding the foregoing, the Company shall have the right to proceed with such redemption notwithstanding such failure. If the Company elects to proceed, the Company shall deposit the Series A Redemption Amount for the Preferred Shares, Series A to be redeemed in a special account maintained by the Company with any chartered bank or trust company in Vancouver, British Columbia (the "Trustee"), to be paid without interest to or to the order of the holder of such Preferred Shares, Series A upon presentation and surrender to the Trustee of the certificate(s) representing such shares. Upon such deposit being made, the Preferred Shares, Series A in respect of which such deposit shall have been made shall thereupon be deemed to be redeemed and shall be cancelled. The rights of the holder thereof after such deposit shall be limited to receiving without interest the amount so deposited upon presentation and surrender to the Trustee of the certificate@)representing the Preferred Shares, Series A to be redeemed. Any interest allowed on any such deposit shall belong to the Company.

(f )

If the Company shall fail to redeem any Preferred Shares, Series A required to be redeemed by it within 30 days of the Retraction Date, then until such time as the Company shall have redeemed all such shares so called for redemption, the dividend payable to the holders of the Preferred Shares, Series A to be redeemed shall thereafter be preferential and cumulative computed from the Retraction Date.

(g)

Notwithstanding anything contained in this Part, the Company shall be under no obligation to redeem any Preferred Shares, Series A to the extent that such redemption would, in the reasonable opinion of the Directors, be in violation of the laws of the Act or any other applicable law.

(h)

Any redemption monies that are represented by a cheque which has not been presented to the Company's bankers for payment or that otherwise remains unclaimed (including monies held on deposit to a special account) for a period of six years fiom the Retraction Date shall be forfeited to the Company.

27.6   Conversion Rights.

(a)	The holders of Preferred Shares, Series A have the conversion rights set out in this Section 27.6 (the "Conversion Rights").

(b)	Each outstanding Preferred Share, Series A shall be converted into Common Shares at the Series A Conversion Rate on the date (the "Conversion Date") which is the earliest of:

(i)

the date which is specified for conversion in written notice given to the Company at its Registered Office (the "Holder's Conversion Notice") which shall in any event be no less than 20 Business Days following the delivery of such written notice, requiring the Company to convert the whole or from time to time any part of the Preferred Shares, Series A held by the holder into Common Shares; and

(ii)

the date which is 20 Business Days following written notice (the "Company's Conversion Notice") by the Company to all of the holders of the Preferred Shares, Series A and holders of outstanding warrants for the purchase thereof of the repayment in full by the Company of the Indebtedness, provided that no such notice may be given unless:

(A)	the Company shall have achieved earnings before interest, taxes, depreciation, and amortization of not less than U.S.$3.5 million in the last fiscal year prior to such notice being given; and

(B)

the Common Shares may be issued without legend and without stop against retransfer by prior registration under the United States Securities Act of 1933, as amended, (the "Securities Act") or an application exemption from registration under the Securities Act and any other applicable securities legislation.

(c)

Following receipt by the Company of the Holder's Conversion Notice or delivery by the Company of the Company's Conversion Notice, as the case may be, the Preferred Shares, Series A which are the subject of such notice shall be converted into Common Shares automatically without further action by the holders thereof without adjustment for accrued dividends, if any, and whether or not the certificates representing the Preferred Shares, Series A are surrendered to the Company or its transfer agent, if any.

(d)	Conversion pursuant to Section 27.6(c) shall be carried out only upon the following terms:

(i)

On or about the Conversion Date, the Company shall give to the holder written notice of conversion stating the number of Preferred Shares, Series A registered in the name of the holder and the number of Common Shares to which such shares have been converted;

(ii)

The Company shall, as soon as practicable thereafter, mail share certificates for such Common Shares, registered in the name of such holder, by ordinary prepaid post to the last address of such holder as it appears on the records of the Company;

(iii)

The conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date and the person(s) entitled to receive the Common shares issuable upon the conversion shall be treated for all purposes as the holder(s) of record of the Common Shares on that date; and

(iv)	As of and fiom the Conversion Date, the holder shall not be entitled to exercise any of the rights in respect of the Preferred Shares, Series A so exchanged.

(e)	Fractional shares shall not be issued upon any conversion.

(f )

If the Company effects a consolidation or subdivision of the number of outstanding Common Shares into a lesser or greater number, then the Series A Conversion Rate shall be decreased or increased proportionately, as the case may be. If the Common Shares issuable upon the exchange of the Preferred Shares, Series A are changed into shares of any other class(es) in the capital of the Company, whether by capital reorganization, amalgamation, consolidation, merger or sale of assets or otherwise then the holder of each Preferred Share, Series A shall have the right thereafter to convert the share into the kind and number of shares, other securities and property receivable upon the reorganization, reclassification or other change as would the holder of the number of Common Shares into which the Preferred Shares, Series A might have been converted immediately prior to the reorganization, reclassification or change, but subject to further adjustment as otherwise provided in this Section 27.6(f).

(g)

If at any time and from time to time there is (i) an amalgamation, consolidation or merger of the Company with or into another Company or (ii) the sale of all or substantially all of the properties and assets of Company to any other person, then the Company shall provide that the holders of the Preferred Shares, Series A shall thereafter be entitled to receive upon exchange of the Preferred Shares, Series A the number of shares or other securities or property of the Company or of the successor Company resulting from the amalgamation, consolidation, merger or sale to which a holder of Common Shares deliverable upon exchange would have been entitled. In any such event, appropriate adjustments shall be made in the application of the provisions with respect to the rights of the holders of the Preferred Shares, Series A after the reorganization, amalgamation, merger, consolidation or sale, as the case may be, so that the provisions of the articles of the Company, without limitation, adjustment of the Series A Conversion Rate then in effect and the number of Common Shares to be obtained by conversion of the Preferred Shares, Series A shall apply after the event as nearly equivalent as may be practicable.

27.7   Participation upon Liquidation, Dissolution or Winding-Up. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the propose of winding-up its affairs or upon the occurrence of a Liquidity Event, the holders of the Preferred Shares, Series A shall be entitled to receive an amount equal to the Series A Redemption Amount in respect of each Preferred Share, Series A held, together with all unpaid cumulative dividends, whether or not declared, which shall have accrued thereon and which, for such purposes, shall be treated as accruing up to but excluding the date of such liquidation, dissolution, winding-up, distribution of assets or Liquidity Event, before any distribution of any part of the assets of the Company among the holders of the Common Shares or shares of any other class ranking junior to the Preferred Shares, Series A. Except as provided in this Section 27.7, holder of Preferred Shares, Series A shall not be entitled to any further participation in the assets of the Company.

27.8   Withholding Rights. Notwithstanding anything herein inconsistent with this Part 27, the Company shall be entitled to deduct and withhold from any dividend or other amount payable to any holder of Preferred Shares, Series A such amounts as the Company is required to deduct and withhold with respect to such payment under any provision of provincial, federal, territorial, state, local or foreign tax law. Any amounts so deducted and withheld shall be treated for all purposes hereof as having been paid to the holder of the Preferred Shares, Series A in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted and withheld from any payment to a holder exceeds the cash portion of the amount otherwise payable to the holder, the Company is hereby authorized to sell or otherwise disposed of such portion of the amount otherwise payable as is necessary to provide sufficient funds to the Company to enable it to comply with such deduction and withholding requirement and the Company shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

- I -

(continued)

.II.

(continued)

.iii .

(continued)

.iv .

(continued)

.v.